                                                                    Exhibit 99.1


                             [LOGO]ICU MEDICAL, INC.

                  ICU MEDICAL, INC. REPORTS FOURTH QUARTER AND
                              YEAR-END 2004 RESULTS

FEBRUARY 2, 2005, SAN CLEMENTE, CALIFORNIA -- ICU Medical, Inc.,
(NASDAQ/NMS:ICUI), a leading low cost manufacturer of safe medical connectors and custom intravenous systems, today announced results for the fourth quarter and year ended December 31, 2004.

Fourth quarter revenue was $15.2 million, compared to $29.8 million in the same period last year. The Company reported a net loss for the fourth quarter of $1.5 million, or $0.11 per diluted share, as compared to net income of $7.2 million, or $0.48 per diluted share, in the fourth quarter of 2003.

For the year ended December 31, 2004, the Company earned $5.0 million, or $0.33 per diluted share, on revenues of $75.6 million, as compared to net income of $22.3 million, or $1.48 per diluted share, on revenues of $107.3 million for the same period in 2003.

Commenting on the quarter, Frank O'Brien, ICU Medical's Chief Financial Officer, said, "Our fourth quarter results were somewhat better than our expectations at the end of the third quarter, but we continued to feel the effects of Hospira's reduction in inventory from previous levels maintained by Abbott. Over the past several quarters, we experienced unabsorbed manufacturing overhead as we systematically scaled back production and worked with Hospira to help them attain their desired inventory level. Hospira achieved their inventory goal before the end of the fourth quarter and this inventory matter is now behind us."

Mr. O'Brien concluded, "We are encouraged about our business outlook as we return our company to top and bottom line growth in 2005. Domestic sales to Hospira should rebound, we expect good growth in the international markets, and we are excited about the opportunities for several new products that we will be introducing in the coming months."

                                                                    Exhibit 99.1


ICU Medical's balance sheet continued to strengthen, with cash and investments totaling $87.3 million at December 31, 2004, up $14.2 million during the year. Operating cash flow was $25.3 million for the year ended December 31, 2004, and the Company spent $10.1 million to repurchase its stock in the open market during the year.

The Company will be conducting a conference call concerning its fourth quarter and year ended December 31, 2004 results at 1:30 p.m. PST (4:30 p.m. EST) on Wednesday, February 2, 2005, which can be accessed at 800-901-5231, passcode 66056990 or by replay at 888-286-8010, passcode I.D. 93525692. The conference call will be simultaneously available by webcast, which can be accessed by going to the Company's website at www.icumed.com, clicking on the Investors tab, clicking on the Webcast icon and following the prompts. The webcast will also be available by replay. Certain information provided as part of that call will be provided on the Company's website at www.icumed.com within 48 hours of this announcement.


CONTACT:          Francis J. O'Brien
                  Chief Financial Officer
                  ICU Medical, Inc.
                  (949) 366-2183

                  John F. Mills
                  Managing Director
                  Integrated Corporate Relations
                  (310) 395-2215


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
                                                                                                         Exhibit 99.1


                                                  ICU MEDICAL, INC.
                                                 Statements of Income
                                           For the Quarters and Years Ended
                                       December 31, 2004 and December 31, 2003
                               (all dollar amounts in thousands except per share data)
                                                     (unaudited)


                                                            QUARTERS ENDED                     YEARS ENDED
                                                     12/31/2004       12/31/2003       12/31/2004        12/31/2003
                                                   -------------     -------------    -------------     -------------
Revenue

   Net Sales                                       $     14,538      $     29,110     $     72,704      $    102,726

   Other                                                    647               661            2,846             4,628
                                                   -------------     -------------    -------------     -------------
Total Revenue                                            15,185            29,771           75,550           107,354

Cost of Sales                                            10,486            13,026           39,853            48,444
                                                   -------------     -------------    -------------     -------------
Gross Profit                                              4,699            16,745           35,697            58,910

Selling, general and administrative expenses              7,345             6,012           26,409            23,029

Research and development expenses                           759               330            3,376             1,757
                                                   -------------     -------------    -------------     -------------
Total operating expenses                                  8,104             6,342           29,785            24,786
                                                   -------------     -------------    -------------     -------------
Income (loss) from operations                            (3,405)           10,403            5,912            34,124

Investment income                                           497               240            1,579             1,123
                                                   -------------     -------------    -------------     -------------
Income (loss) before income taxes and minority
  interest                                               (2,908)           10,643            7,491            35,247

Minority interest                                           (85)               --             (109)               --

Provision (benefit) for income taxes                     (1,309)            3,490            2,600            12,950
                                                   -------------     -------------    -------------     -------------
Net income (loss)                                  $     (1,514)     $      7,153     $      5,000      $     22,297
                                                   -------------     -------------    -------------     -------------
Net income (loss) per share - diluted              ($      0.11)     $       0.48     $       0.33      $       1.48
                                                   =============     =============    =============     =============
Weighted average number of
  common shares - dilute                             13,572,377        14,984,091       14,960,378        15,050,437
                                                   =============     =============    =============     =============


                                                                           Exhibit 99.1


                                   ICU MEDICAL, INC.
                        Summary Consolidated Balance Sheet Data
                     As of December 31, 2004 and December 31, 2003
                (all dollar amounts in thousands except per share data)
                                      (unaudited)


                                         ASSETS

                                                                  12/31/04     12/31/03
                                                                 ---------    ---------
CURRENT ASSETS:
    Cash and liquid investments                                    87,341       73,137
    Accounts receivable, net                                        8,922       24,943
    Inventories                                                     8,429        3,398
    Prepaid and deferred taxes                                      7,732        5,597
    Other current assets                                            4,620        4,142
                                                                 ---------    ---------
               Total current assets                               117,044      111,217
                                                                 ---------    ---------

PROPERTY AND EQUIPMENT, NET                                        40,934       41,041
OTHER ASSETS                                                        6,790       12,030
                                                                 ---------    ---------
                                                                 $164,768     $164,288
                                                                 =========    =========

                         LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:                                                7,454        8,285

MINORITY INTEREST:                                                    966           --

STOCKHOLDERS' EQUITY:
    13,574,969 shares outstanding, net, at December 31, 2004      156,348      156,003
                                                                 ---------    ---------
                                                                 $164,768     $164,288
                                                                 =========    =========


                                                                                              Exhibit 99.1


                                             ICU MEDICAL, INC.
                               Summary Consolidated Statements of Cash Flows
                                     For the Quarters and Years Ended
                                  December 31, 2004 and December 31, 2003
                                     (all dollar amounts in thousands)
                                                (unaudited)


                                                            Quarters Ended              Years Ended
                                                       -----------------------     -----------------------

                                                       12/31/04      12/31/03      12/31/04      12/31/03
                                                       ---------     ---------     ---------     ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)                                      $ (1,514)     $  7,153      $  5,000      $ 22,297
Adjustments to reconcile net income to net cash
     provided by operating activities --
     Depreciation and amortization                        3,034         2,256         8,598         7,361
     Net change in current assets and liabilities,
        and other, net of acquisitions                    5,411        (5,551)        9,702        (7,671)
                                                       ---------     ---------     ---------     ---------
                                                          6,931         3,858        23,300        21,987

     Tax benefits from exercise of stock options             60           567         1,983           842

                                                       ---------     ---------     ---------     ---------
     Net cash provided by operating activities            6,991         4,425        25,283        22,829
                                                       ---------     ---------     ---------     ---------

PURCHASES OF PROPERTY AND EQUIPMENT                      (2,021)       (1,037)       (7,101)      (10,668)
NET CHANGE IN LIQUID INVESTMENTS                         (6,300)       (5,875)      (10,375)       12,950
ACQUISITION                                                  --            --            --        (5,882)
PURCHASE OF TREASURY STOCK                                   --            --       (10,133)      (15,324)
EMPLOYEE EQUITY PLANS                                        44         1,344         3,192         2,624
OTHER                                                       748        (2,709)        2,963        (8,907)

                                                       ---------     ---------     ---------     ---------
NET INCREASE (DECREASE) IN CASH AND
     CASH EQUIVALENTS                                  $   (538)     $ (3,852)     $  3,829      $ (2,378)
                                                       =========     =========     =========     =========
